UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2012

Date of Report (Date of earliest event reported)

Medicis Pharmaceutical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State or other jurisdictions of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7720 North Dobson Road

Scottsdale, Arizona 85256

(Address of principal executive offices) (Zip Code)

(602) 808-8800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sale of Equity Securities.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Item 9.01 Exhibits.
SIGNATURES
EX-1.1
EX-4.1
EX-4.2
EX-5.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-10.8
EX-23.1

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2012, Medicis Pharmaceutical Corporation (the “Company”) issued and sold $500 million of its 1.375% Convertible Senior Notes due 2017 (the “Notes”). The Notes were offered and sold in a public offering (the “Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-181292) filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2012, which was effective upon filing, as supplemented by the final prospectus supplement filed with the SEC on May 11, 2012 (the “Final Prospectus Supplement”). The Notes were issued pursuant to an Indenture, dated as of May 16, 2012 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 16, 2012 (together with the Base Indenture, the “Indenture”). The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

The Notes will mature on June 1, 2017 and will pay 1.375% annual cash interest, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2012. On or after March 1, 2017, until the close of business on the second scheduled trading day immediately preceding the stated maturity date, or prior to then but only under certain circumstances, the Notes will be convertible into cash up to the principal amount, with the remaining amount to be satisfied, at the Company’s option, in shares of the Company’s Class A common stock (the “Common Stock”), cash or a combination thereof. The Notes will be convertible at an initial conversion rate of 21.2427 shares of the Company’s Common Stock per $1,000 principal amount of the Notes, subject to adjustment upon certain events, which is equivalent to an initial conversion price of approximately $47.07 per share of the Company’s Common Stock. The Notes are the Company’s general unsecured obligations.

A copy of the Indenture (including the form of the Notes) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from the Offering were approximately $484.9 million, after deducting the underwriters’ discounts and estimated transaction expenses associated with the Offering and the Convertible Note Hedge Transactions, described below, payable by the Company. The Company used approximately $44.9 million of the net proceeds from the sale of the Notes to pay the cost of the Convertible Note Hedge Transactions (after such cost was partially offset by the proceeds that the Company received from the Warrant Transactions). The remaining net proceeds from the Offering will be used for general corporate purposes, which may include working capital, capital expenditures, repurchasing shares of the Company’s Common Stock from time to time, repaying the Company’s outstanding debt and corporate acquisitions.

In connection with the pricing of the Notes on May 10, 2012, the Company entered into privately negotiated convertible note hedge transactions with affiliates of the underwriters of the Notes (the “Option Counterparties”). In addition, on May 11, 2012, the Company entered into additional privately negotiated convertible note hedge transactions with the Option Counterparties (together with the convertible note hedge transactions entered into in connection with the pricing of the Notes, the “Convertible Note Hedge Transactions”). The Convertible Note Hedge Transactions cover, collectively, the number of shares of the Company’s Common Stock underlying the Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Notes. The Company also entered into separate, privately-negotiated warrant transactions with the Option Counterparties (the “Warrant Transactions,” and together with the Convertible Note Hedge Transactions, “Convertible Note Hedge and Warrant Transactions”), initially relating to the number of shares of the Company’s Common Stock underlying the Convertible Note Hedge Transactions, subject to customary anti-dilution adjustments. Subject to certain conditions, the Company may settle the warrants in cash or on a net-share basis.

The Convertible Note Hedge Transactions are expected to reduce the potential dilution with respect to the Company’s Common Stock and/or reduce the Company’s exposure to potential cash payments that may be required upon conversion of the Notes. However, the Warrant Transactions will have a dilutive effect with respect to the Company’s Common Stock to the extent that the market price per share of the Company’s Common Stock exceeds the strike price of the warrants, unless the Company elects, subject to certain conditions, to settle the Warrant Transactions in cash. The strike price of the Warrant Transactions will initially be approximately $60.26 per share, which represents a premium of approximately 60% over the last reported sale price of $37.66 per share of the Company’s Common Stock on The New York Stock Exchange on May 10, 2012.

The Convertible Note Hedge and Warrant Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge and Warrant Transactions.

The foregoing description of the Convertible Note Hedge and Warrant Transactions is qualified in its entirety by the copies of the confirmations of the Convertible Note Hedge and Warrant Transactions which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Convertible Note Hedge and Warrant Transactions is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 in connection with the Warrant Transactions is incorporated by reference into this Item 3.02.

The Company entered into the Warrant Transactions with the Option Counterparties in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

To the extent that any shares of Common Stock are issued upon conversion of the Notes or exercise of the warrants by the Options Counterparties pursuant to the Warrant Transactions, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with the conversion of the Notes and any resulting issuance of shares of Common Stock.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Company held its Annual Meeting of Stockholders on May 15, 2012 (the “Annual Meeting”).

(b)	At the Annual Meeting, the stockholders of the company:

(1)    Elected the two nominated directors for a three-year term expiring at the 2015 annual meeting of stockholders, with voting results as follows:

	For	Against	Abstain	Broker Non-Votes
Arthur G. Altschul, Jr.	46,892,452	1,934,434	11,510	4,719,400
Philip S. Schein. M.D.	47,155,830	1,671,156	11,410	4,719,400

Directors continuing in office until the 2013 annual meeting of stockholders are Michael A. Pietrangelo, Lottie H. Shackelford and Jonah Shacknai. Directors continuing in office until the 2014 annual meeting of stockholders are Spencer Davidson, Stuart Diamond and Peter S. Knight, Esq.

(2)    Ratified the selection of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
53,129,278	413,665	14,853	0

(3)    Approved, on an advisory basis, the compensation of the Company’s named executive officers, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
32,284,440	16,444,798	109,158	4,719,400

Item 9.01 Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of May 10, 2012, by and among Medicis Pharmaceutical Corporation and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule II thereto.

4.1	Indenture, dated as of May 16, 2012, between Medicis Pharmaceutical Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.2	First Supplemental Indenture, dated as of May 16, 2012, between Medicis Pharmaceutical Corporation and Deutsche Bank Trust Company Americas, as trustee, including the form of Medicis Pharmaceutical Corporation’s 1.375% Convertible Senior Notes due 2017.

5.1	Opinion of Latham & Watkins LLP.

10.1	Base Note Hedge Transaction Confirmation, dated as of May 10, 2012, by and between Medicis Pharmaceutical Corporation and Deutsche Bank AG, London Branch.

10.2	Base Note Hedge Transaction Confirmation, dated as of May 10, 2012, by and between Medicis Pharmaceutical Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.3	Base Warrant Transaction Confirmation, dated as of May 10, 2012, by and between Medicis Pharmaceutical Corporation and Deutsche Bank AG, London Branch.

10.4	Base Warrant Transaction Confirmation, dated as of May 10, 2012, by and between Medicis Pharmaceutical Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.5	Additional Note Hedge Transaction Confirmation, dated as of May 11, 2012, by and between Medicis Pharmaceutical Corporation and Deutsche Bank AG, London Branch.

10.6	Additional Note Hedge Transaction Confirmation, dated as of May 11, 2012, by and between Medicis Pharmaceutical Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.7	Additional Warrant Transaction Confirmation, dated as of May 11, 2012, by and between Medicis Pharmaceutical Corporation and Deutsche Bank AG, London Branch.

10.8	Additional Warrant Transaction Confirmation, dated as of May 11, 2012, by and between Medicis Pharmaceutical Corporation and JPMorgan Chase Bank, National Association, London Branch.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION

Date: May 16, 2012
	By:	/s/ Seth L. Rodner
Seth L. Rodner
Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 10, 2012, by and among Medicis Pharmaceutical Corporation and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule II thereto.

4.1	Indenture, dated as of May 16, 2012, between Medicis Pharmaceutical Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.2	First Supplemental Indenture, dated as of May 16, 2012, between Medicis Pharmaceutical Corporation and Deutsche Bank Trust Company Americas, as trustee, including the form of Medicis Pharmaceutical Corporation’s 1.375% Convertible Senior Notes due 2017.

5.1	Opinion of Latham & Watkins LLP.

10.1	Base Note Hedge Transaction Confirmation, dated as of May 10, 2012, by and between Medicis Pharmaceutical Corporation and Deutsche Bank AG, London Branch.

10.2	Base Note Hedge Transaction Confirmation, dated as of May 10, 2012, by and between Medicis Pharmaceutical Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.3	Base Warrant Transaction Confirmation, dated as of May 10, 2012, by and between Medicis Pharmaceutical Corporation and Deutsche Bank AG, London Branch.

10.4	Base Warrant Transaction Confirmation, dated as of May 10, 2012, by and between Medicis Pharmaceutical Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.5	Additional Note Hedge Transaction Confirmation, dated as of May 11, 2012, by and between Medicis Pharmaceutical Corporation and Deutsche Bank AG, London Branch.

10.6	Additional Note Hedge Transaction Confirmation, dated as of May 11, 2012, by and between Medicis Pharmaceutical Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.7	Additional Warrant Transaction Confirmation, dated as of May 11, 2012, by and between Medicis Pharmaceutical Corporation and Deutsche Bank AG, London Branch.

10.8	Additional Warrant Transaction Confirmation, dated as of May 11, 2012, by and between Medicis Pharmaceutical Corporation and JPMorgan Chase Bank, National Association, London Branch.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).